EXHIBIT 23a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No’s. 33-44788, 333-02873, 333-107414 and 333-144893 on Form S-8 of our report dated June 26, 2008, appearing in this Annual Report on Form 11-K of the Bristol-Myers Squibb Company Savings and Investment Program relating to the financial statements and supplemental schedule of the Bristol-Myers Squibb Company Savings and Investment Program for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
June 26, 2008

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